UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
June 19, 2023

ROSS STORES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14678	94-1390387
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5130 Hacienda Drive, Dublin, California 94568
(Address of principal executive offices)

Registrant's telephone number, including area code:
(925) 965-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $.01	ROST	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 19, 2023, the Board of Directors of Ross Stores, Inc. (the “Company”) approved a new employment agreement with Barbara Rentler, Vice Chair and Chief Executive Officer, which contemplates a long-term succession plan. The agreement provides for Ms. Rentler to continue as CEO through and until January 31, 2026 (the end of fiscal year 2025), subject to any earlier selection of a successor as CEO, at which time Ms. Rentler will cease to be the Company’s Chief Executive Officer, and will become a Senior Advisor for the remainder of her employment term, through March 31, 2027.

(e) The Company and Ms. Rentler have agreed upon an extension of her employment agreement with the Company, through March 31, 2027. The revised employment agreement with Ms. Rentler will have principal terms substantially the same as her prior employment agreement, with the exceptions that (i) her salary through January 31, 2026 will be not less than $1,450,000 per year, with a target annual bonus of 200% of annual salary upon the Company’s achievement of 100% of its annual performance target; (ii) her term of office as Chief Executive Officer will end on January 31, 2026 (subject to ending earlier upon selection of a successor), after which she will serve as Senior Advisor for the period running through March 31, 2027; (iii) from and after February 1, 2026, her salary will be not less than $1,200,000 per year, and her target bonus will be reduced to 150% of annual salary (with a full bonus for the fiscal 2027 stub period, without proration); and (iv) there will no longer be any severance provisions or acceleration of vesting for non-renewal of the employment agreement. Ms. Rentler will remain eligible for grants of annual restricted stock awards and performance share awards in fiscal years 2024 and 2025 consistent with her fiscal 2023 grants as CEO, and for grants in subsequent years at reduced levels while she serves as Senior Advisor, with vesting schedules modified to provide full vesting upon her continued service through the end of the term of her employment agreement.

Item 7.01 Regulation FD Disclosure.

On June 20, 2023, the Company issued a press release regarding the Board’s approval of a new employment agreement for Ms. Rentler, which contemplates a long-term succession plan. The full text of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description

99.1	June 20, 2023 Press Release by Ross Stores, Inc.*
104	Cover Page Interactive Data File. (The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.)

*Pursuant to Item 7.01 of Form 8-K, Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2023

ROSS STORES, INC.
Registrant

By:	/s/Ken Jew
Ken Jew
Group Senior Vice President, General Counsel and
Corporate Secretary

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